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                                                                    Exhibit 5.10



                              MCNAIR LAW FIRM, P.A.
                         ATTORNEYS AND COUNSELORS AT LAW

                                 WWW.MCNAIR.NET



     BANK OF AMERICA TOWER                          POST OFFICE BOX 11390
1301 GERVAIS STREET, 17th FLOOR                COLUMBIA, SOUTH CAROLINA 29211
 COLUMBIA, SOUTH CAROLINA 29201                    TELEPHONE (803)799-9800
                                                   FACSIMILE (803)376-2277





                               February 13, 2003


MedQuest, Inc.
2400 North Point Parkway
Alpharetta, Georgia  30022

O'Melveny & Myers LLP
30 Rockefeller Plaza
New York, New York 10112


      RE:  REGISTRATION OF SECURITIES OF MEDQUEST, INC.

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-4 (File No. 333-101399) (the "Registration Statement") of MedQuest, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer (the "Exchange Offer") to exchange up to $180,000,000 principal amount of the Company's 11 7/8% Senior Subordinated Notes due 2012 that have been registered under the Securities Act of 1933 (the "New Notes"), which New Notes will be guaranteed under the Indenture (as hereinafter defined) (the "Guarantees") by, among others, each of Anderson Diagnostic Imaging, Inc., Northeast Columbia Diagnostic Imaging, Inc., Lexington Open MRI, Inc., MedQuest Associates, Inc., Palmetto Imaging, Inc., Piedmont Imaging, Inc., South Carolina Diagnostic Imaging, Inc., Sun View Holdings, Inc. and Carolinas Diagnostic Imaging, Inc., each a South Carolina corporation, and Carolina Medical Imaging, LLC, Open MRI of Simpsonville, LLC, Simpsonville Open MRI, LLC, East Cooper Diagnostic Imaging, LLC, Farmfield Diagnostic Imaging, LLC, Fort Mill Diagnostic Imaging, LLC, Tricom Diagnostic Imaging, LLC, West Ashley Diagnostic Imaging, LLC, Open MRI & Imaging of Florence, LLC and Open MRI of Myrtle Beach, LLC, each a South Carolina limited liability company (together, the "South Carolina Guarantors"), for a like principal amount of the Company's outstanding 11 7/8% Senior Subordinated Notes due 2012 (the "Old Notes"), which Old Notes have also been guaranteed by the South Carolina Guarantors. We have acted as special local counsel in the State of South Carolina (the "State") to each of the South Carolina Guarantors in connection with the rendition of this opinion.

      In connection with the rendition of the within opinions, we have reviewed the following documents:

      1. The Indenture dated August 15, 2002 among Medquest, Inc. ("Medquest"), MQ Associates, Inc. ("MQ"), the subsidiary guarantors party thereto (including the South Carolina Guarantors) (the "Subsidiary Guarantors"), and Wachovia Bank, National Association ("Wachovia"), as Trustee, as supplemented by the First Supplemental Indenture among Town & Country Open MRI, LLC, Clayton Open MRI, LLC, Wisconsin Diagnostic Imaging, Inc.,


COLUMBIA 734237v10

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MedQuest, Inc.
O'Melveny & Myers LLP
February 13, 2003
Page 2 of 4


Vienna Diagnostic Imaging, Inc., Medquest, MQ, the Subsidiary Guarantors and Wachovia dated November 13, 2002 and by the Second Supplemental Indenture among Brunswick Diagnostic Imaging, LLC, Medquest, MQ, the Subsidiary Guarantors and Wachovia dated December 20, 2002 (collectively, the "Indenture");

      2. An Officer's Certificate of each of the corporate South Carolina Guarantors dated the date hereof and a Sole Member's Certificate or Manager's Certificate (as applicable) of each of the limited liability company South Carolina Guarantors dated the date hereof (i) containing a copy of any amendment to the Articles of Incorporation or the Bylaws for each of the South Carolina Guarantors that is a South Carolina corporation and any amendment to the Articles of Organization or the Operating Agreement for each of the South Carolina Guarantors that is a South Carolina limited liability company, and (ii) certifying that (a) any amendment attached thereto together with the respective Articles of Incorporation or Articles of Organization (as applicable) (collectively, the "Articles") or of the ByLaws or Operating Agreement (as applicable) (collectively, the "ByLaws") that were attached to the respective Secretary's Certificates and Sole Member's or Manager's Certificates dated August 15, 2002, all of which we also reviewed, comprise a true, correct and complete copy of the respective Articles and ByLaws in effect as of the date hereof and (b) the resolutions of each of the respective South Carolina Guarantors authorizing the execution, delivery and performance of the Indenture (collectively, the "Resolutions"), copies of which were attached to the respective Secretary's Certificates or Sole Member's or Manager's Certificates dated August 15, 2002, all of which we also reviewed, are the true correct and complete copies of the Resolutions and have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect and are the only corporate or limited liability, as applicable, proceedings of each such South Carolina Guarantor now in force relating to or affecting the matters referred to in the Resolutions (collectively, the "Secretary's Certificates"); and

      3. Certificates of Existence from the Office of the Secretary of State of South Carolina dated February 10, 2003 for each of the South Carolina Guarantors (collectively, the "Certificates of Existence").

      In addition, we have examined the original, or copies certified to our satisfaction, of such other corporate documents and records of the South Carolina Guarantors, and we have made such investigations of law, as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

      For purposes hereof, we have assumed with your permission and without any independent verification:

      (i) the conformity with the originals of all documents and certificates submitted to us as photocopies and the authenticity of the originals of all such documents and certificates;

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MedQuest, Inc.
O'Melveny & Myers LLP
February 13, 2003
Page 3 of 4


      (ii) the accuracy and completeness of the factual statements, representations and warranties made in the Indenture, Certificates of Existence, the Secretary's Certificates and the other documents delivered to us to review;

      (iii) that as to any documents material to this opinion executed by parties other than the South Carolina Guarantors, such parties had the corporate or other power to enter into and perform all obligations thereunder, and that the execution, delivery and performance of such documents were duly authorized by all requisite corporate or other action of such parties, and that such documents are the valid, binding and enforceable obligations of such parties;

      (iv) the due execution and delivery of the Indenture by the persons, as to the South Carolina Guarantors, authorized in the Resolutions to execute and deliver the same and as to all other parties, by the persons authorized in appropriate and duly adopted resolutions to execute and deliver the same; and

      (v) the genuineness of all signatures, and the legal capacity of all natural persons executing documents.

      Based on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

      1. Based solely on the Certificates of Existence, each of the South Carolina Guarantors is a corporation or limited liability company, as applicable, validly existing (as of February 10, 2003), under the laws of the State.

      2. Each of the South Carolina Guarantors has the requisite corporate or limited liability company, as applicable, power and authority necessary to execute and deliver the Indenture (which includes the Guarantees) and to perform its respective obligations thereunder.

      3. The execution and delivery by each South Carolina Guarantor of the Indenture (which includes the Guarantees) and the performance by each South Carolina Guarantor of its respective obligations thereunder has been duly authorized by all necessary corporate or limited liability company, as applicable, action on the part of each such South Carolina Guarantor.

      4. The Indenture was duly executed on behalf of the South Carolina Guarantors by the person or persons authorized by the Resolutions.

      Our opinions expressed above are qualified as follows:

               a. We assume no obligation to update or supplement this opinion to reflect any events or state of facts that may hereafter come to our attention, or any changes in laws or court decisions that may hereafter occur.

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MedQuest, Inc.
O'Melveny & Myers LLP
February 13, 2003
Page 4 of 4


               b. We are qualified to practice law in the State and we do not purport to express any opinion on any laws other than the laws of the State. This opinion is limited to the internal laws of the State in effect as of the date hereof. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

      This opinion is rendered solely to you and is solely for your benefit and for the benefit of the holders of the New Notes and their successors and assigns in connection with the transactions covered hereby. This opinion may not be relied upon by you or the holders of the New Notes or their successors or assigns for any other purpose, or furnished to, quoted to or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

      We hereby consent to the use of this opinion as an exhibit to the Registration Statement. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.


                                    Very truly yours,

                                    McNAIR LAW FIRM, P.A.



                                    By: /s/ M. ELIZABETH CRUM
                                       -------------------------------------
                                       A Member of the Firm